UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2025

SUNOCOCORP LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-42928	85-0470977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 400 Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

(214) 981-0700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Units Representing Limited Liability Company Interests	SUNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On October 31, 2025, SunocoCorp LLC, a Delaware limited liability company (“SunocoCorp”), and Sunoco LP, a Delaware limited partnership (“Sunoco”), completed the strategic transaction contemplated by the previously announced Arrangement Agreement, dated as of May 4, 2025, by and among SunocoCorp, Sunoco, Parkland Corporation, an Alberta corporation (“Parkland”), and 2709716 Alberta ULC, an Alberta unlimited liability corporation (as amended on May 26, 2025 and October 10, 2025, the “Arrangement Agreement”). In accordance with the Arrangement Agreement and pursuant to the Plan of Arrangement attached thereto (the “Plan of Arrangement”), Sunoco acquired all of the issued and outstanding common shares of Parkland (the “Parkland Shares”) by way of a court-approved plan of arrangement under Section 193 of the Business Corporations Act (Canada) (the “Arrangement”) and Parkland became an indirect, wholly owned subsidiary of Sunoco.

Pursuant to the Arrangement, after taking into account the elections made by Parkland shareholders and the proration, maximum amounts and adjustments set forth in the Plan of Arrangement, each holder of Parkland Shares became entitled to receive as consideration for each Parkland Share held immediately prior to the effective time of the Arrangement (the “Effective Time”), and in accordance with the Plan of Arrangement:

•

with respect to each Parkland shareholder electing to receive a mix of cash and units (or who did not make an election or was otherwise deemed to have elected to receive a mix of cash and SunocoCorp Common Units (as defined below)), CAD$19.80 in cash and 0.295 common units representing limited liability company interests in SunocoCorp (the “SunocoCorp Common Units”);

•	with respect to each Parkland shareholder electing to receive cash consideration, approximately CAD$21.82 in cash and approximately 0.270 SunocoCorp Common Units; and

•	with respect to each Parkland shareholder duly and properly electing to receive unit consideration, approximately 0.536 SunocoCorp Common Units.

After giving effect to the elections made by the Parkland shareholders and the maximum amounts and pro-rationing set forth in the Plan of Arrangement, the aggregate consideration payable to Parkland shareholders in connection with the consummation of the Arrangement, consists of approximately CAD$3,458 million in cash and approximately 51.5 million SunocoCorp Common Units.

The foregoing description of the Arrangement Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Arrangement Agreement, the First Amending Agreement to the Arrangement Agreement, dated as of May 26, 2025, and the Second Amending Agreement to the Arrangement Agreement, dated as of October 10, 2025, which are filed as Exhibits 2.1, 2.2 and 2.3, respectively, to this Current Report on Form 8-K.

As a result of the consummation of the Arrangement, SunocoCorp holds limited partnership interests in Sunoco (the “Sunoco Class D Units”) that are economically equivalent to Sunoco’s publicly-traded common units (the “Sunoco Common Units”), on the basis of one Sunoco Class D Unit for each outstanding SunocoCorp Common Unit. Based on the number of SunocoCorp Common Units issued pursuant to the Arrangement, as of the Effective Time, SunocoCorp owns approximately a 27.4% interest in Sunoco’s outstanding common units (i.e., treating the Sunoco Common Units and Sunoco Class D Units as if they were a single class).

In addition, as a result of the consummation of the Arrangement, SunocoCorp became a publicly traded company, with the SunocoCorp Common Units expected to begin trading on the New York Stock Exchange (“NYSE”) on November 6, 2025 under the ticker symbol “SUNC”.

The SunocoCorp Common Units were issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(10) of the Securities Act. Pursuant to the Registration Statement on Form 8-A filed by SunocoCorp with the Securities and Exchange Commission (the “SEC”) on October 30, 2025, the SunocoCorp Common Units are deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SunocoCorp is subject to the informational requirements of the Exchange Act, as well as the rules and regulations promulgated thereunder.

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Limited Liability Company Agreement of SunocoCorp

In connection with the consummation of the Arrangement, SunocoCorp Management LLC (the “SunocoCorp Manager”) adopted and entered into the Amended and Restated Limited Liability Company Agreement of SunocoCorp LLC, dated as of October 27, 2025 (the “SunocoCorp LLCA”). The SunocoCorp LLCA, (i) provides that all activities of SunocoCorp will be conducted, directed and managed by the SunocoCorp Manager in its capacity as the managing member of SunocoCorp and as the holder of the management and ownership interest (the “Managing Member Interest”) in SunocoCorp, and (ii) fixes the rights, preferences, privileges, restrictions and obligations of the SunocoCorp Common Units issued as part of the Arrangement, which represent non-managing member limited liability company interests in SunocoCorp.

Voting Rights

The holders of SunocoCorp Common Units are entitled to a vote according to their percentage interest in SunocoCorp on all matters voted on by holders of SunocoCorp Common Units. The holders of SunocoCorp Common Units have no voting rights other than on the limited matters specified in the SunocoCorp LLCA. Non-managing members, including holders of SunocoCorp Common Units, will have no right to designate, elect, appoint or remove the members of the board of directors of the SunocoCorp Manager (the “SunocoCorp Manager Board”).

Distributions

The SunocoCorp LLCA provides that (i) the holders of SunocoCorp Common Units are entitled to participate in distributions, (ii) the Managing Member Interest will not have economic rights, including with respect to participation in distributions, and (iii) it will be the policy of SunocoCorp to pay regular quarterly cash distributions of substantially all of SunocoCorp’s cash available for distribution each fiscal quarter. The SunocoCorp Manager will make a determination of the amount of cash available for distribution to SunocoCorp members, based upon cash on hand at the end of the fiscal quarter, after establishing reserves for the prudent conduct of SunocoCorp’s business or for distributions to members in respect of future fiscal quarters as the SunocoCorp Manager may determine to be appropriate. The SunocoCorp Manager may change SunocoCorp’s cash distribution policy at any time without amending the SunocoCorp LLCA. Any such distributions will be made to SunocoCorp’s members pro rata in accordance with their percentage ownership interest in SunocoCorp.

Liquidation

Upon the dissolution of SunocoCorp (unless its business is continued in certain circumstances), the SunocoCorp LLCA provides that the SunocoCorp Manager will select one or more persons to act as liquidator (which may be the SunocoCorp Manager). The liquidator will, acting with all of the powers of the SunocoCorp Manager that are necessary or appropriate thereto, sell or otherwise dispose of SunocoCorp’s assets, discharge its liabilities and otherwise wind up its affairs. The liquidator may defer liquidation or distribution of SunocoCorp’s assets for a reasonable period of time or distribute assets to members in kind if it determines that a sale would be impractical or would result in undue loss to the members.

In the event of a liquidation, dissolution or winding up of SunocoCorp, the holders of SunocoCorp Common Units are entitled to receive distributions of the assets of SunocoCorp remaining after satisfaction and discharge of all of SunocoCorp’s liabilities on a pro rata basis in accordance with their respective percentage interests in SunocoCorp.

Transfers of SunocoCorp Common Units

Upon a transfer of SunocoCorp Common Units in accordance with the SunocoCorp LLCA, each transferee of SunocoCorp Common Units will be admitted as a member with respect to the SunocoCorp Common Units transferred when such transfer and admission is reflected in SunocoCorp’s books and records. By accepting any SunocoCorp Common Units, each transferee:

•	represents that the transferee has the capacity, power and authority to become bound by the SunocoCorp LLCA;

•	automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, the SunocoCorp LLCA; and

•	gives the consents, waivers and acknowledgments contained in the SunocoCorp LLCA.

Transfer of the Managing Member Interest; Removal of SunocoCorp Manager

The non-managing members of SunocoCorp are not entitled to remove the SunocoCorp Manager. The SunocoCorp Manager may voluntarily withdraw as managing member by giving at least 90 days’ advance notice to SunocoCorp unitholders. In addition, the SunocoCorp LLCA permits the SunocoCorp Manager in some instances to sell or otherwise transfer all of its Managing Member Interest without the approval of the non-managing members so long as (x) the transferee agrees to assume all of the rights and duties of the SunocoCorp Manager under, and to be bound by, the SunocoCorp LLCA and (y) SunocoCorp receives an opinion of counsel that such transfer would not result in the loss of the limited liability of any non-managing member under the Limited Liability Company Act of the State of Delaware, as amended.

In the case of a transfer of the Managing Member Interest, the transferee or successor will be subject to compliance with the terms of the SunocoCorp LLCA and will be admitted as the manager of SunocoCorp effective immediately prior to the transfer of the Managing Member Interest.

Reimbursement of Expenses

The SunocoCorp LLCA requires SunocoCorp to reimburse the SunocoCorp Manager for all direct and indirect expenses that the SunocoCorp Manager and its affiliates incur and payments they make on SunocoCorp’s behalf and all other expenses allocable to SunocoCorp or otherwise incurred by the SunocoCorp Manager in connection with operating SunocoCorp’s business. These expenses will include salary, bonus, incentive compensation and other amounts paid to persons who perform services for SunocoCorp or on its behalf and expenses allocated to the SunocoCorp Manager by its affiliates. The SunocoCorp Manager is entitled to determine the expenses that are allocable to SunocoCorp, and the SunocoCorp LLCA does not limit the amount of expenses for which the SunocoCorp Manager and its affiliates may be reimbursed.

This summary is qualified in its entirety by reference to the full text of the SunocoCorp LLCA, which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Delegation Agreement

In connection with the consummation of the Arrangement, SunocoCorp entered into a Delegation Agreement, dated as of October 27, 2025 (the “Delegation Agreement”), with Energy Transfer LP, a Delaware limited partnership (“Energy Transfer”), and Sunoco GP LLC, a Delaware limited liability company and the general partner of Sunoco (“Sunoco GP”), pursuant to which, among other things, Energy Transfer delegated all of its power and authority to elect, appoint and remove the members of the board of directors of Sunoco GP (the “Sunoco GP Board”) to SunocoCorp. The rights delegated to SunocoCorp will terminate upon the earliest to occur of, (i) the commencement of certain involuntary insolvency proceedings involving SunocoCorp, (ii) SunocoCorp or its governing body voluntarily commencing certain insolvency or liquidation proceedings, seeking consent for the appointment of a receiver, trustee or similar official, or making a general assignment for the benefit of its creditors, or (iii) upon written notice at the election of Energy Transfer, if Energy Transfer has a good faith belief that any of the foregoing events is substantially likely to occur in the near future or SunocoCorp has become unable to or generally failed to pay its debts as they become due or has become insolvent (or has admitted in writing or publicly declared its intention with respect to the foregoing).

Under the Delegation Agreement, Sunoco GP also agreed that, for so long as any equity securities of SunocoCorp are listed on a national securities exchange or are not wholly-owned by Energy Transfer or its subsidiaries, Sunoco GP will not (i) propose or make any amendments to the Sunoco limited partnership agreement that would adversely affect the rights delegated to SunocoCorp under the Delegation Agreement or (ii) withdraw as general partner of Sunoco or assign or transfer its general partner interest in Sunoco.

This summary is qualified in its entirety by reference to the full text of the Delegation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Omnibus Agreement

In connection with the consummation of the Arrangement, SunocoCorp also entered into an Omnibus Agreement with Sunoco, dated as of October 31, 2025 (the “Omnibus Agreement”), pursuant to which, among other things, during the term of the agreement, (i) Sunoco will indemnify SunocoCorp, the SunocoCorp Manager and SunocoCorp’s officers, employees, agents and representatives from certain liabilities incurred by SunocoCorp in connection with carrying on its business as provided for in the SunocoCorp LLCA, including liabilities from any litigation brought against SunocoCorp by holders of SunocoCorp Common Units, and (ii) Sunoco agreed to provide all general and administrative services necessary or useful for the conduct of SunocoCorp’s business and pay on SunocoCorp’s behalf or otherwise reimburse SunocoCorp for any costs and expenses incurred by SunocoCorp for any such services as well as certain other costs and expenses, including the salaries and related benefits and expenses of any SunocoCorp personnel and the expenses and expenditures incurred by SunocoCorp as a result of becoming and continuing as a publicly traded company. Sunoco’s indemnification obligations will not apply to (a) any liabilities relating to or arising out of any business, operations or financing activities engaged in by SunocoCorp following the completion of the Arrangement that are not related to its business of owning, directly or indirectly, partnership interests in Sunoco and activities incidental thereto and financing activities engaged in under the agreement or (b) any federal, state or local income taxes payable by SunocoCorp.

The Omnibus Agreement also includes provisions relating to the intended economic alignment between the SunocoCorp Common Units and the Sunoco Common Units. In particular, (i) from the closing date of the Arrangement until the date that is the end of the eighth full quarter following such date, Sunoco will be required to ensure that SunocoCorp has sufficient cash available for distribution for SunocoCorp to pay distributions on each SunocoCorp Common Unit in an amount equal to 100% of the distributions paid by Sunoco on each Sunoco Common Unit for each fiscal quarter and (ii) Sunoco and SunocoCorp agree that is their intention, absent certain changes in circumstances, to keep the number of Sunoco Class D Units held by SunocoCorp equal to the number of SunocoCorp Common Units issued by SunocoCorp, including provisions to address potential offerings of SunocoCorp Common Units or any employee equity awards issued by SunocoCorp.

In the event of certain triggering events, including events related to the ownership of the SunocoCorp Managing Member Interest or Sunoco general partner interest or SunocoCorp engaging, directly or indirectly, in any business or operations unrelated to its investment in Sunoco, SunocoCorp and Sunoco have agreed to renegotiate any needed amendments to the agreement in good faith so as to preserve, to the extent possible, their original intention to maintain economic and governance alignment between SunocoCorp and Sunoco. If Sunoco and SunocoCorp are unable to agree on the necessary amendments to the Omnibus Agreement or that no such amendments are necessary within the time period prescribed by the Omnibus Agreement, either party may terminate the Omnibus Agreement by written notice to the other parties thereto.

This summary is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. The following sets forth certain additional information with respect to SunocoCorp, its business following the Effective Time and certain risks related thereto.

Business

As of the Effective Time, SunocoCorp’s only assets consist of its interest in Sunoco through its ownership of the Sunoco Class D Units and its ability to participate in and control the business of Sunoco and its subsidiaries through its rights to elect, appoint and remove the directors of the Sunoco GP pursuant to the Delegation Agreement.

Description of SunocoCorp Common Units

A description of the SunocoCorp Common Units, which represent non-managing limited liability company interests in SunocoCorp, including the rights, preferences and privileges of the SunocoCorp Common Units and certain restrictions and limitations thereon, is included as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated into this Item 2.01 by reference.

Risk Factors

Certain risks relating to holding or making an investment in the SunocoCorp Common Units are described in Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated into this Item 2.01 by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains and incorporates by reference information that constitutes “forward-looking statements” within the meaning of the federal securities laws, including without limitation, statements regarding the business, capital structure, financial position, future operations, prospects, plans and objectives of SunocoCorp management. Statements using words such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “anticipate,” “estimate,” “intend,” “plan,” “seek,” “see,” “target” or similar expressions, or variations or negatives of these words, but not all forward-looking statements include such words.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the Arrangement and the future performance of Sunoco and SunocoCorp following the Arrangement. All such forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of Sunoco or SunocoCorp, that could cause actual results to differ materially from those expressed in such forward-looking statements.

Some risk factors that may cause SunocoCorp’s actual results to differ include, but are not limited to:

•	SunocoCorp’s and/or Sunoco’s ability to make, complete and integrate acquisitions from affiliates or third parties;

•	business strategy and operations of Energy Transfer and its conflicts of interest with Sunoco and/or SunocoCorp and their respective unitholders;

•	changes in the price of and demand for the motor fuel that Sunoco distributes and Sunoco’s ability to appropriately hedge any motor fuel Sunoco holds in inventory;

•	Sunoco’s dependence on limited principal suppliers;

•	competition in the wholesale motor fuel distribution and retail store industry;

•	changing customer preferences for alternate fuel sources or improvement in fuel efficiency;

•

volatility of fuel prices or a prolonged period of low fuel prices and the effects of actions by, or disputes among or between, oil producing countries with respect to matters related to the price or production of oil;

•	any acceleration of the domestic and/or international transition to a low carbon economy as a result of the Inflation Reduction Act of 2022 or otherwise;

•	the possibility of cyber and malware attacks;

•	changes in SunocoCorp’s credit rating or Sunoco’s credit rating, as assigned by rating agencies;

•	a deterioration in the credit and/or capital markets and changes in financial institutions’ policies or practices concerning businesses linked to fossil fuels;

•	general economic conditions, including sustained periods of inflation, supply chain disruptions and associated central bank monetary policies;

•	environmental, tax and other federal, state and local laws and regulations that may have an impact on Sunoco’s business;

•	the fact that SunocoCorp and/or Sunoco may not be fully insured against all risks incident to their respective businesses;

•	dangers inherent in the storage and transportation of motor fuel;

•	Sunoco’s ability to manage growth and/or control costs;

•	Sunoco’s reliance on senior management of Energy Transfer, supplier trade credit and information technology;

•	the risk that the Arrangement disrupts current plans and operations;

•	the outcome of any legal proceedings that may be instituted against Sunoco or SunocoCorp following the consummation of the Arrangement;

•	costs related to the Arrangement;

•	changes in tax regulations that are applicable to SunocoCorp that may adversely affect SunocoCorp’s businesses, financial condition, and results of operation; and

•	the risks and uncertainties set forth under the section entitled “Risk Factors” above in this Current Report on Form 8-K.

While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements, and undue reliance should not be made on this forward-looking information, which is as of the date of this Current Report on Form 8-K. Neither Sunoco nor SunocoCorp intends to update these statements unless required by the securities laws to do so, or undertakes any obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure regarding the Arrangement and the issuance of SunocoCorp Common Units pursuant to the exemption from the registration requirements afforded by Section 3(a)(10) of the Securities Act, as set forth in the “Introductory Note” above and Item 2.01 of this Current Report on Form 8-K, each of which is incorporated into this Item 3.02 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the closing of the transactions contemplated by the Arrangement Agreement, the SunocoCorp Manager adopted and entered into the SunocoCorp LLCA, which governs the rights of holders of SunocoCorp Common Units. The description of the SunocoCorp LLCA set forth in Item 1.01 of this Current Report on Form 8-K and the description of the material terms of the SunocoCorp LLCA and the general effect thereof upon the rights of holders of SunocoCorp Common Units set forth in the description of the SunocoCorp Common Units included as Exhibit 4.1 to this Current Report on Form 8-K are incorporated into this Item 3.03 by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

In connection with the consummation of the Arrangement, on October 31, 2025, Grant Thornton LLP was appointed as SunocoCorp’s independent registered public accounting firm to audit SunocoCorp’s consolidated financial statements for the year ended December 31, 2025.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Directors and Officers

As of October 31, 2025, the following persons were appointed or confirmed as and are serving as directors and/or executive officers of the SunocoCorp Manager. Biographical information with respect to each of the directors and executive officers is also included below.

Name	Age	Position
Austin B. Harkness	45	Executive Vice President, Chief Commercial Officer
Bradley C. Barron	59	Director
Brian A. Hand	57	Executive Vice President, Chief Sales Officer
David K. Skidmore	70	Director
Dylan A. Bramhall	48	Chief Financial Officer
Joseph Kim	54	President and Chief Executive Officer; Director
Karl R. Fails	50	Executive Vice President, Chief Operating Officer
Michael Jennings	60	Director
Oscar A. Alvarez	69	Director
Richard D. Brannon	66	Director
W. Brett Smith	66	Director

In addition, on October 31, 2025, the individuals below were appointed to the audit committee of the SunocoCorp Manager Board (the “Audit Committee”) and the compensation committee of the SunocoCorp Manager Board (the “Compensation Committee”), respectively, of the SunocoCorp Manager Board:

Audit Committee

Oscar Alvarez

David Skidmore

Brett Smith

Compensation Committee

Oscar Alvarez

Brett Smith

The SunocoCorp Manager Board has affirmatively determined that Messrs. Alvarez, Barron, Brannon, Jennings, Skidmore and Smith are independent within the meaning of the NYSE independence standards and applicable SEC rules for the committees on which they serve.

Director Biographies:

Bradley C. Barron – Director. In connection with the consummation of the Arrangement, Mr. Barron became a member of the SunocoCorp Manager Board. Mr. Barron has been a member of the Sunoco GP Board since July 2024. Mr. Barron previously served as the chairman of the board of directors of NuStar Energy L.P. (“NuStar”), as well as President and Chief Executive Officer of NuStar until NuStar’s acquisition by Sunoco LP in May 2024. From 2003 until his 2013 promotion to Chief Executive Officer of NuStar, Mr. Barron served in executive positions at NuStar ranging from Vice President, Executive Vice President, and General Counsel and Secretary. Prior to Mr. Barron’s service with NuStar, he was with Valero Energy Corporation from 2001 to 2003. He holds a Bachelor’s degree in Business Administration at Texas Tech University and a Juris Doctorate degree from The University of Texas School of Law, where he was Order of the Coif. Mr. Barron also serves on the board of directors of the San Antonio branch of the Federal Reserve Bank of Dallas. Mr. Barron has relevant experience, qualifications and skills in the logistics and refining industries as well as extensive knowledge and experience attained as an executive officer and director of public companies.

David K. Skidmore – Director. In connection with the consummation of the Arrangement, Mr. Skidmore became a member of the SunocoCorp Manager Board and the Chair of the Audit Committee. Mr. Skidmore has been a member of the Sunoco GP Board since May 2021, and has been Chair of the Sunoco GP Board’s audit committee since January 2023. Mr. Skidmore previously served as a director of Energy Transfer Operating, L.P. from March 2013 to May 2021. He was also a member of the audit committee of Energy Transfer Operating, L.P. He has been Vice President of Ventex Oil & Gas, Inc. since 1995 and has been actively involved in exploration and production throughout the Gulf Coast and mid-Continent regions for over 35 years. He founded Skidmore Exploration, Inc. in 1981 and has been an independent oil and gas producer since that time. From 1977 to 1981, he worked for Paraffine Oil Corporation and Texas Oil & Gas in Houston. He holds BS degrees in both Geology and Petroleum Engineering, is a Certified Petroleum Geologist and Registered Professional Engineer (inactive), and active member of the AAPG, and SPE. Mr. Skidmore was selected to serve as a director because of his continual involvement in geological, geophysical, legal, engineering and accounting aspects of an active oil and gas exploration company. As an energy professional, active oil and gas producer and successful business owner, Mr. Skidmore possesses valuable first-hand knowledge of the energy transportation business and market conditions affecting its economics.

Michael Jennings – Director. In connection with the consummation of the Arrangement, Mr. Jennings became a member of the SunocoCorp Manager Board. Mr. Jennings joined Parkland’s board of directors (the “Parkland Board”) in 2024 and served as the Executive Chair of the Parkland Board and its ESS committee until the Arrangement was consummated. Mr. Jennings served as Chief Executive Officer of HF Sinclair Corporation from January 2020 to May 2023. He also served as President of that Company from January 2020 to November 2021, as Executive Vice President from November 2019 to December 2019, as Executive Chairperson from January 2016 to January 2017 and as Chief Executive Officer and President from the July 2011 merger of Holly Corporation with Frontier Oil Corporation until January 2016. He served as Chairperson of the Board of HF Sinclair from January 2017 to February 2019 and also from January 2013 to January 2016. Mr. Jennings also served as Chief Executive Officer and Chair of HLS (the General Partner of Holly Energy Partners, an affiliated Master Limited Partnership of HF Sinclair) from January 2020 through November 2023. He previously served as Chief Executive Officer of HLS from January 2014 to November 2016 and as President of HLS from October 2015 to February 2016. Mr. Jennings served as President and Chief Executive Officer of Frontier Oil from 2009 until its merger with Holly Corporation and as the Executive Vice President and Chief Financial Officer of Frontier Oil from 2005 to 2009. Mr. Jennings currently serves as a director of The Plaza Group, a privately-owned firm engaged in the marketing and logistics management of high value chemical intermediates. He previously served as director and Audit Committee Chair of FTS International, Inc. from January 2019 to November 2020, as a director and Chairperson of the Board of Montage Resources and predecessor entities from May 2016 to November 2019, and as a director of ION Geophysical Corporation from December 2010 to February 2019. He served as Chairperson of the board of directors of Frontier Oil from 2010 until the merger in July 2011 and served as a director of Frontier from 2008 to July 2011.

Oscar A. Alvarez – Director. In connection with the consummation of the Arrangement, Mr. Alvarez became a member of the SunocoCorp Manager Board, the Chair of the Compensation Committee and a member of the Audit Committee. Mr. Alvarez has been a member of the Sunoco GP Board since March 2018, chairs the Sunoco GP Board’s compensation committee and serves on its audit committee. Mr. Alvarez served the Republic of Honduras for over 30 years, and was elected as a Representative in the National Congress of Honduras multiple times before retiring from politics in 2018. Over the course of his political career he was appointed to the cabinet position of Secretary of Security in both 2002 and 2010. Prior to this, he assisted with the diplomatic mission of the Honduran Embassy in Washington D.C. as Assistant Defense Attaché. In 1994, Mr. Alvarez entered the private sector and founded Atessa Seguridad S.A., providing turnkey security services for many major banks in the country of Honduras. A veteran of the Honduran Armed Forces, he is a graduate of United States Army Ranger School in Fort Benning, GA and the Special Forces Qualification Course at Fort Bragg, NC. Mr. Alvarez has a bachelor’s degree from Texas A&M University, where he was the first cadet to be commissioned into a foreign army. He has also taken graduate courses in International Relations at Johns Hopkins University.

Richard D. Brannon – Director. In connection with the consummation of the Arrangement, Mr. Brannon became a member of the SunocoCorp Manager Board. Mr. Brannon previously served as a member of the board of directors of LE GP, LLC (the “LE GP Board”) from March 2016 to November 2025, as well as the Chairman of the audit committee of the LE GP Board from April 2016 to November 2025. Mr. Brannon is the CEO of CH4 Energy Six, LLC and Uinta Wax, LLC, both independent companies focused on horizontal oil and gas development. Mr. Brannon previously served on the board of directors of WildHorse Resource Development from its IPO in December 2016 until June 2018. Mr. Brannon also formerly served on the board of directors and as a member of its audit committee and compensation committee of Sunoco GP, Regency, OEC Compression and Cornerstone Natural Gas Corp. He has over 35 years of experience in the energy business, having started his career in 1981 with Texas Oil & Gas. Mr. Brannon’s relevant experience includes his knowledge of the energy industry and his experience as a director and audit and compensation committee member for other public companies.

W. Brett Smith – Director. In connection with the consummation of the Arrangement, Mr. Smith became a member of the SunocoCorp Manager Board and a member of the Audit Committee. Mr. Smith has been a member of the Sunoco GP Board and served as a member of its audit committee since March 2024. He has served as President and Managing Partner of Rubicon Oil & Gas, LLC since October 2000. He has also served as President of Rubicon Oil & Gas II, LP since May 2005, President of Quientesa Royalty LP since February 2005 and President of Action Energy LP since October 2008. Mr. Smith was President of Rubicon Oil & Gas, LP from October 2000 to May 2005. For more than 30 years, Mr. Smith has been active in assembling exploration prospects in the Permian Basin, Oklahoma, New Mexico and the Rocky Mountain areas. Mr. Smith previously served on the LE GP Board, the general partner of Energy Transfer LP, and on the audit committee of the LE GP Board, as well as on the board of directors of USA Compression GP, LLC, the general partner of USA Compression Partners, LP. Mr. Smith has relevant experience as an executive and as a director in the oil and gas industry, particularly for other limited partnerships.

Executive Officer Biographies:

Austin B. Harkness – Executive Vice President, Chief Commercial Officer. In connection with the consummation of the Arrangement, Mr. Harkness became Executive Vice President, Chief Commercial Officer of the SunocoCorp Manager. In addition, Mr. Harkness has served as Executive Vice President, Chief Commercial Officer of Sunoco GP since March 2024. He is responsible for all aspects of Sunoco’s supply, trading, pricing, real estate and unbranded sales activity. Mr. Harkness previously held the positions of Senior Vice President, Commercial from June 2021 to March 2024 and Vice President, Pricing & Real Estate beginning in March 2020 when he joined Sunoco. Prior to joining Sunoco, Mr. Harkness held various executive positions, including Chief Operating Officer for Honor and Vice President, Operations at YUM! Brands. Prior to that, Mr. Harkness worked at McKinsey where he served clients on a variety of strategic and commercial topics spanning multiple industries. He holds a Bachelor’s degree in Business Administration from the Business Honors Program and a Master of Business Administration degree from the McCombs School of Business, both at the University of Texas at Austin.

Brian A. Hand – Executive Vice President, Chief Sales Officer. In connection with the consummation of the Arrangement, Mr. Hand became the Executive Vice President, Chief Sales Officer of the SunocoCorp Manager. In addition, Mr. Hand has served as Executive Vice President, Chief Sales Officer of Sunoco GP since March 2024. He is responsible for all aspects of the fuel distribution business, including strategic acquisition and divestment, branded wholesale, direct dealers, performance products, and sales. He is also responsible for all marketing functions, engineering, construction and strategic partnerships. Mr. Hand previously held the positions of Senior Vice President, Chief Sales Officer, Chief Development and Marketing Officer, Chief Procurement Officer and various other leadership positions during his tenure with Sunoco and Sunoco, Inc. (now known as ETC Sunoco Holdings LLC). Prior to joining Sunoco, Inc. in 2010, Mr. Hand served in various leadership positions at Hewlett Packard, Blockbuster, Inc. and Cingular Wireless (now AT&T Mobility). He holds a Bachelor’s degree in Accounting and Business Management from Lebanon Valley College and a Master of Business Administration degree from Widener University.

Dylan A. Bramhall – Chief Financial Officer. In connection with the consummation of the Arrangement, Mr. Bramhall became the Chief Financial Officer of the SunocoCorp Manager. In addition, Mr. Bramhall has served as Chief Financial Officer of Sunoco GP since October 2020 and currently is also Group Chief Financial Officer of LE GP, LLC, the general partner of Energy Transfer, since November 2022. Mr. Bramhall joined Energy Transfer in 2015 as a result of its merger with Regency Energy Partners and is responsible for oversight of Sunoco’s Financial Planning and Analysis, Credit and Commodity Risk Management, Insurance, Cash Management, Capital Markets, Accounting, Financial Reporting and Investor Relations groups. He also serves as a member of Energy Transfer’s Risk Oversight Committee. While at Regency, Mr. Bramhall held management positions in the finance, risk, commercial and operations groups. Mr. Bramhall holds a Bachelor of Business Administration in finance and Master of Business Administration in finance and operations management, both from the University of Iowa.

Joseph Kim – President and Chief Executive Officer and Director. In connection with the consummation of the Arrangement, Mr. Kim became a member of the SunocoCorp Manager Board and the President and Chief Executive Officer of the SunocoCorp Manager. In addition, Mr. Kim is the President and Chief Executive Officer of Sunoco GP and has been a member of the Sunoco GP Board since January 2018. From June 2017 through December 2017, he served as President and Chief Operating Officer of Sunoco and prior to that served as Executive Vice President and Chief Development Officer of Sunoco since October 2015. Prior to joining Sunoco in October 2015, Mr. Kim held various executive positions, including Chief Operating Officer for Pizza Hut and Senior Vice President - Retail Strategy and Growth for Valero Energy. Prior to his 18 years with Pizza Hut and Valero, Mr. Kim worked for Arthur Andersen within both the Audit and Consulting business units. He is a graduate of Trinity University with a bachelor’s degree in Business Administration.

Karl R. Fails – Executive Vice President, Chief Operating Officer. In connection with the consummation of the Arrangement, Mr. Fails became the Executive Vice President, Chief Operating Officer of the SunocoCorp Manager. In addition, Mr. Fails has served as Executive Vice President, Chief Operating Officer of Sunoco GP since September 2021. He is responsible for overall performance of the business across all segments, both financial and operational, and has direct control of transportation and midstream operations. Mr. Fails previously held the positions of Senior Vice President, Chief Operations Officer from January 2019 to September 2021, Senior Vice President, Chief Commercial Officer from February 2018 to January 2019, and Executive Vice President - Supply & Trading from January 2017 to January 2018 and held various other leadership positions during his tenure at Sunoco and Sunoco, Inc. (now known as ETC Sunoco Holdings LLC). Prior to joining Sunoco, Inc. in 2010, Mr. Fails served in various operations and engineering roles in the refining business for both Valero Energy and Exxon. He holds Bachelor’s degrees in Chemical Engineering and Math from Brigham Young University and a Master of Business Administration degree from the University of California, Berkeley.

SunocoCorp LLC 2025 Long-Term Incentive Plan

In connection with the Arrangement, the SunocoCorp Manager Board adopted, on behalf of SunocoCorp, the SunocoCorp LLC 2025 Long-Term Incentive Plan (the “Plan”) and reserved 10,000,000 SunocoCorp Common Units for issuance thereunder, subject to adjustment in accordance with the terms of the Plan. The Plan will be administered by the Compensation Committee. Under the Plan, employees and members of the SunocoCorp Manager Board receive grants of cash and unit-based awards, including options, unit appreciation rights, restricted units, phantom units or unit awards, in each case on the terms and conditions determined by the SunocoCorp Manager Board or the Compensation Committee of the SunocoCorp Manager Board. The Plan will remain in effect until the earlier of (i) termination of the Plan by the SunocoCorp Manager Board, (ii) the issuance of all of the SunocoCorp Common Units available under the Plan or (iii) the tenth anniversary of its effective date.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Compensatory Plans, Contracts or Arrangements

The executive officers of the SunocoCorp Manager are also the executive officers of Sunoco GP and are not expected to receive additional compensation for their services on behalf of SunocoCorp.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 with respect to the SunocoCorp LLCA and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On November 3, 2025, SunocoCorp and Sunoco issued a joint press release announcing the completion of the Arrangement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial information required by this Item 9.01 is not being filed herewith. It will be filed not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The financial information required by this Item 9.01 is not being filed herewith. It will be filed not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Arrangement Agreement, dated as of May 4, 2025, by and among Sunoco LP, SunocoCorp LLC (f/k/a NuStar GP Holdings LLC), 2709716 Alberta ULC (f/k/a 2709716 Alberta Ltd.) and Parkland Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Sunoco LP on May 6, 2025).

2.2	First Amending Agreement, dated as of May 26, 2025, by and among Sunoco LP, 2709716 Alberta ULC (f/k/a 2709716 Alberta Ltd.), SunocoCorp LLC (f/k/a NuStar GP Holdings, LLC), and Parkland Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Sunoco LP on May 28, 2025).

2.3	Second Amending Agreement, dated as of October 10, 2025, by and among Sunoco LP, 2709716 Alberta ULC, SunocoCorp LLC, and Parkland Corporation.

3.1	Certificate of Formation of SunocoCorp LLC, originally filed with the Delaware Secretary of State on June 6, 2000 (as amended and in effect as of October 30, 2025) (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A filed by SunocoCorp LLC on October 30, 2025).

3.2	Amended and Restated Limited Liability Company Agreement of SunocoCorp LLC, dated as of October 27, 2025 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 8-A filed by SunocoCorp LLC on October 30, 2025).

3.3	Third Amended and Restated Limited Liability Company Agreement of SunocoCorp Management LLC, dated as of October 27, 2025.

4.1	Description of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 - Description of SunocoCorp Common Units.

10.1	Delegation Agreement, dated as of October 27, 2025, by and among SunocoCorp LLC, Energy Transfer LP and Sunoco GP LLC.

10.2	Omnibus Agreement, dated as of October 31, 2025, by and between SunocoCorp LLC and Sunoco LP.

10.3	SunocoCorp LLC 2025 Long-Term Incentive Plan.

10.4	Form of Time-Vested Phantom Unit Award Agreement (3-Year Vesting).

10.5	Form of Time-Vested Phantom Unit Award Agreement (5-Year Vesting).

99.1	Information with respect to certain “Risk Factors” related to an investment in SunocoCorp LLC.

99.2	Joint Press Release of SunocoCorp LLC and Sunoco LP, dated November 3, 2025.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCOCORP LLC By: SUNOCOCORP MANAGEMENT LLC, its managing member

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

Date: November 3, 2025